UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2008

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 7.01     Regulation FD Disclosure

     The Company is pursuing a private offering of shares of its common stock, no par value per share (the “Common Stock”) to qualified institutional buyers and “accredited investors” (as such term is defined under Rule 501(a) of the Securities Act of 1933, as amended (the “Act”). The net proceeds of the offering to the Company are expected to be up to approximately $23,450,000. The Company anticipates using the net proceeds for working capital purposes, including the possible redemption of preferred stock. The Company has not entered into any definitive agreement with potential investors with respect to its offering of Common Stock. There is no minimum number of shares which must be sold in order for the Company to accept subscriptions in the offering. No assurance can be given as to whether or on what terms the Company will be able to consummate the proposed offering.

     The Common Stock to be sold in the offering has not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

     The information provided herein may contain comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such material differences include completion of any proposed strategic transaction, integration of any operations, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Century Bancorp. with the Securities and Exchange Commission. First Century Bancorp. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

     The information contained in this report is furnished by First Century Bancorp. pursuant to Regulation FD promulgated by the Securities and Exchange Commission and pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless First Century Bancorp. specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing to this information, First Century Bancorp. makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously publicly available.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

By: /s/ Sondra J. Perkins______________
Name: Sondra J. Perkins
Title: Principal Financial and Accounting Officer

Dated: July 31, 2008